UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D. C. 20549
FORM 8-K
CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934
Date of Report (Date of earliest event reported) May 14, 2008
VISTEON CORPORATION
(Exact name of registrant as specified in its charter)

Delaware	1-15827	38-3519512

(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

One Village Center Drive, Van Buren Township, Michigan	48111

(Address of principal executive offices)	(Zip Code)
Registrant’s telephone number, including area code (800)-VISTEON
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communication pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

SECTION 5 — CORPORATE GOVERNANCE AND MANAGEMENT
Item 5.02. Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers; Compensatory Arrangements of Certain Officers.
(b) On May 14, 2008, Visteon Corporation (the “Company”) announced that Michael F. Johnston would resign from his position as the Chief Executive Officer of the Company effective as of May 31, 2008. Mr. Johnston will retain his role as the executive Chairman of the Company.
(c) On May 14, 2008, the Board of Directors of the Company appointed Donald J. Stebbins, the Company’s President and Chief Operating Officer, to the position of President and Chief Executive Officer, effective as of June 1, 2008. The Company’s press release relating to the foregoing is attached hereto as Exhibit 99.1 and is incorporated herein by reference. Mr. Stebbins’ experience is set forth in Item 4A of the Company’s annual report on Form 10-K for the fiscal year ended December 31, 2007, and is incorporated herein by reference.
In addition, on May 14, 2008, the Organization and Compensation Committee of the Board of Directors of the Company approved an increase to Mr. Stebbins’ annual base salary to $1.2 million, as well as increases to his annual incentive bonus and long-term incentive opportunities to 115% and 475%, respectively, of his annual base salary. The committee also approved the award as of June 1, 2008 of 250,000 restricted stock units, which will vest in three years, and 250,000 stock appreciation rights, which will vest ratably over the next three years. The other material terms of Mr. Stebbins’ employment and compensation arrangements are set forth in the Company’s 2008 proxy statement.
(e) On May 14, 2008, Mr. Johnston and the Company entered into an amendment to Mr. Johnston’s amended and restated employment agreement to reflect that he will be serving solely in the capacity as the Company’s executive Chairman. The amendment also provides that Mr. Johnston will receive on June 1, 2008 the $2.5 million transition bonus contemplated by the original agreement, subject to the obligation to refund a prorated portion of such bonus if he voluntarily resigns or is termination for cause prior to December 31, 2008. The amendment also clarifies that all of Mr. Johnston’s outstanding stock options, restricted stock units and stock appreciation rights will become fully vested on the earlier of: (i) his date of death or disability; (ii) his termination without cause, (iii) his termination of employment by mutual agreement of the parties, (iv) a change in control as defined in the applicable change in control severance agreement; or (v) December 31, 2008.

Also, on May 14, 2008, the stockholders of the Company approved amendments to the Visteon Corporation 2004 Incentive Plan (the “Incentive Plan”). The amendments to the Incentive Plan:
•	eliminated the restriction on the maximum number of shares of common stock that may be awarded under the Incentive Plan pursuant to stock rights, restricted stock, restricted stock units (to the extent that each such restricted stock unit may be settled by the delivery of shares of common stock) and other stock-based awards; and

•	eliminated the restriction on the maximum number of shares that may be issued under the Incentive Plan as authorized and unissued shares.
SECTION 9 — FINANCIAL STATEMENTS AND EXHIBITS
Item 9.01. Financial Statements and Exhibits.
(c)	Exhibits.
10.1	Visteon Corporation 2004 Incentive Plan, as amended, is incorporated herein by reference to Appendix B to the Proxy Statement of the Company dated March 31, 2008.

99.1	Press release dated May 14, 2008.

SIGNATURE
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

VISTEON CORPORATION
Date: May 16, 2008	By:	/s/ John Donofrio
John Donofrio
Senior Vice President and General Counsel

EXHIBIT INDEX

Exhibit No.	Description	Page
10.1	Visteon Corporation 2004 Incentive Plan, as amended, is incorporated herein by reference to Appendix B to the Proxy Statement of Visteon Corporation dated March 31, 2008.

99.1	Press Release dated May 14, 2008.